Exhibit 99.1

NDS, News Corporation and Permira announce the successful completion of the transaction to take NDS private

NEW YORK and LONDON - February 5, 2009: NDS Group Limited ("NDS"), News Corporation and Permira Advisers LLP ("Permira") are pleased to announce that the scheme of arrangement to effect the going private transaction of NDS has now become fully effective. The effectiveness of the scheme results in two subsidiaries of funds advised by Permira (the "Permira Newcos") and News Corporation owning approximately 51% and 49% of NDS, respectively, in each case subject to dilution by shares to be subscribed for by members of management and shares to be issued as part of the option scheme to be established by NDS.

The last day for trading in ADSs was February 4, 2009. The per share consideration of $63.00 in cash is scheduled to be sent to NDS shareholders and holders of ADSs shortly.

The independent committee of the board of directors of NDS was advised by Citigroup Global Markets Limited and Weil, Gotshal & Manges LLP. NDS was advised by Morgan Stanley & Co. Limited and Allen & Overy LLP. News Corporation was advised by J.P. Morgan Securities Inc., Skadden, Arps, Slate, Meagher & Flom LLP and Hogan & Hartson LLP. The Permira Newcos and Permira were advised by Goldman Sachs International, Clifford Chance LLP and Fried, Frank, Harris, Shriver & Jacobson LLP.

About NDS

NDS, a privately owned company whose controlling shareholders are News Corporation and the Permira Newcos, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

Contact
NDS
Yael Fainaro (Investor Relations)
Tel: +44 20 8476 8287

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) had total assets as of September 30, 2008 of approximately US$61 billion and total annual revenues of approximately US$33 billion. News Corporation is a diversified global media company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers and information services; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

www.newscorp.com
Contact
News Corporation
Reed Nolte (Investor Relations)
Tel: +1 212 852 7092

About Permira

Permira is a European private equity firm with an international reach. The funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

The firm's teams are based in Frankfurt, Guernsey, Hong Kong, London, Luxembourg, Madrid, Milan, New York, Paris, Menlo Park, Stockholm and Tokyo, advising funds with a total committed capital of approximately EUR20 billion (US$28 billion). Since 1985, the Permira Funds have completed over 190 private equity transactions.

For more information visit: www.permira.com

Contact
Permira
Chris Davison
Tel: +44 20 7632 1000

Cautionary Statement Concerning Forward-looking Statements

This announcement may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the US Securities and Exchange Commission. Any "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.